EXHIBIT 5(c)

                                 DATED     5 July    1996






                         (1)   HENDERSON CROSTHWAITE
                               INSTITUTIONAL BROKERS LIMITED



                         (2)   ELECTRONIC RETAILING SYSTEMS
                               INTERNATIONAL, INC.



                         (3)   THE DIRECTORS within mentioned




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                               CONFORMED COPY/

                                     PLACING AGREEMENT

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                                      HW(937)/668802



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                                           INDEX

CLAUSE
1.    Interpretation

2.    Conditions

3.    Application for Admission

4.    Authorities
5.    Placing
6.    Sale
7.    Payment and Registration
8.    Fees, Commissions and Expenses
9.    Warranties
10.   Indemnity

11.   Termination

12.   Announcements
13.   Continuing Obligations

14.   Restrictions on Sales
15.   Notices
16.   General

SCHEDULES
1.    Directors
2.    Documents to be delivered
3.    Warranties
4.    Warranty Certificate


AGREED FORM DOCUMENTS
Agreed Form Documents referred to in Schedule 2
Admission Document
Opinion
Press Announcement
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THIS AGREEMENT is made on 5 July 1996

BETWEEN:

(1) HENDERSON CROSTHWAITE INSTITUTIONAL BROKERS LIMITED a company registered in England and Wales with number 2155712 whose registered offices is at 32 St Mary at Hill, London EC3P 3AJ ("Henderson Crosthwaite");

(2) ELECTRONIC RETAILING SYSTEMS INTERNATIONAL, INC. whose principal place of business is at 372 Danbury Road, Wilton, CT 06897-2523, U.S.A. ("the Company"); and

(3)      THE PERSONS whose names and addresses are set out in
         Schedule 1 ("the Directors").

WHEREAS:

(A) The Company was incorporated in the State of Delaware, U.S.A on 12 February 1993.

(B) At the date of this agreement the Company has an authorised share capital of US$2,250,000 divided into 25,000,000 shares of Common Stock with a par value of US$0.01 each, 1,860,000 shares of Preferred Stock, undesignated, with a par value of US$1.00 each and 140,000 shares of Series A Preferred Stock with a par value of US$1.00 each. The Company's issued share capital at the date of this agreement is US$240,728.32 divided into 11,800,048 such shares of Common Stock and 125,556 such shares of Series A Preferred Stock, all of which are fully paid.

(C) Subject to and upon the terms and conditions set out below, the Company proposes to issue 4,963,500 shares of Common Stock, being the Placing Shares, at the Placing Price to Placees procured by Henderson Crosthwaite.

(D) Henderson Crosthwaite is willing as agent for the Company to use reasonable endeavours to procure subscribers for the Placing Shares.

(E) Application will be made for the admission to trading on AIM of the Common Stock, issued and now being issued.

(F)      Henderson Crosthwaite has been appointed as Nominated
         Adviser and Nominated Broker to the Company.

IT IS HEREBY AGREED as follows:-

1.       INTERPRETATION

1.1 In this agreement (including the recitals and the Schedules) the following words and expressions shall have the following meanings (save where the context otherwise requires):-
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         "Accountants' Report"    the report by the Reporting
                                  Accountants set out in Part II
                                  of the Admission Document;

         "Admission"              the admission of the Existing
                                  Common Stock, the Placing
                                  Shares, the Commission Shares,
                                  the Conversion Shares and the
                                  Private Placement Shares to
                                  trading on AIM becoming
                                  effective as provided in rule
                                  16.6 of the Rules of the
                                  Exchange and references to any
                                  application for Admission shall
                                  be construed accordingly;

         "Admission Document"     the document in the Agreed Form
                                  relating to the Company prepared
                                  in compliance with Chapter 16 of
                                  the Rules of the Exchange, which
                                  constitutes a prospectus for the
                                  purposes of the POS Regulations
                                  and which is to be dated with
                                  the date of this agreement;

         "AIM"                    the Alternative Investment
                                  Market of the London Stock
                                  Exchange;

         "associated company"     in relation to a company, any
                                  subsidiary undertaking, parent
                                  undertaking or any subsidiary
                                  undertaking of such a parent
                                  undertaking;

         "Board"                  the board of directors of the
                                  Company from time to time or a
                                  duly authorised committee
                                  thereof;

         "Business Day"           a day upon which dealings in
                                  domestic securities may take
                                  place on the London Stock
                                  Exchange;

         "CA 85"                  the Companies Act 1985 (as
                                  amended by the Companies Act
                                  1989);

         "Commission Shares"      the shares of Common Stock which
                                  are to be issued to Henderson
                                  Crosthwaite in accordance with
                                  clause 8.1 and 8.2;

         "Common Stock"           shares of common stock in the
                                  Company with a par value of
                                  US$0.01 each;

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         "Company's Solicitors"   Lovell White Durrant of 65
                                  Holborn Viaduct, London
                                  EC1A 2DY;

         "Company's US Counsel"   Krugman, Chapnick and Grimshaw
                                  of Park 80 West, Plaza Two,
                                  Saddle Brook, New Jersey 07663
                                  5895 USA;

         "Conditions"             the conditions set out in clause
                                  2.1;

         "Conversion Shares"      the Common Stock issuable upon
                                  conversion of the Series A
                                  Preferred Stock;

         "Existing Common Stock"  the Common Stock in issue at the
                                  date hereof;

         "FSA"                    the Financial Services Act 1986;

         "Gouldens"               Gouldens, Solicitors, of 22
                                  Tudor Street, London, EC4Y 0JJ;

         "Group" the Partnership, Company and its subsidiaries from time to time and "member of the Group" shall be construed accordingly;

         "Indebtedness Report"    the letter from the Reporting
                                  Accountants dated with the date
                                  of this agreement and addressed
                                  to Henderson Crosthwaite
                                  relating to the indebtedness
                                  statement on the cover of the
                                  Admission Document;

         "Indemnity"              the indemnity contained in
                                  clause 10.2;

         "Interim Statement"      the unaudited condensed
                                  consolidated financial
                                  information of the Group as of
                                  March 1996 for the three month
                                  periods ended 31 March 1996 and
                                  31 March 1995, together with the
                                  notes thereto as set out in Part
                                  III of the Admission Document;

         "Issue Documents"        the Admission Document, the
                                  Placing Letters and the Press
                                  Announcement;

         "Last Accounts"          the audited consolidated
                                  financial statements (comprising
                                  statement of operations for the
                                  year to the Last Accounts Date,
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                                  balance sheet at the Last
                                  Accounts Date and statement of
                                  cash flow for the year to the
                                  Last Accounts Date) of the Group
                                  for the year to the Last
                                  Accounts Date together with the
                                  notes thereto and the directors'
                                  and auditors' reports thereon;

         "Last Accounts Date"     31 December 1995;

         "the London Stock
          Exchange"               London Stock Exchange Limited;

         "Long Form Report"       the long form report on the
                                  Group addressed to Henderson
                                  Crosthwaite which has been
                                  prepared by the Reporting
                                  Accountants and which is dated
                                  on or about the date of this
                                  agreement;

         "Long Stop Date"         25 July 1996;

         "NASDAQ"                 The Nasdaq National Market
                                  operated by The Nasdaq Stock
                                  Market;

         "Nominated Adviser"      has the meaning given to the
                                  expression "nominated adviser"
                                  in the Rules of the Exchange;

         "Nominated Adviser
          Letter" the agreement dated with the date of this agreement under which Henderson Crosthwaite has been appointed as the Company's Nominated Adviser and Nominated Broker;

         "Nominated Broker"       has the meaning given to the
                                  expression "nominated broker" in
                                  the Rules of the Exchange;

         "Opinion"                an opinion in the Agreed Form
                                  given by the Company's U.S
                                  Counsel and addressed to
                                  Henderson Crosthwaite;

         "Partnership"            has the meaning ascribed thereto
                                  in the Admission Document;

         "Placees"                persons who agree conditionally
                                  to subscribe for Placing Shares
                                  pursuant to the Placing;


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         "Placing"                the placing of the Placing
                                  Shares pursuant to the
                                  provisions of this agreement;

         "Placing Letters"        the placing letters to be
                                  delivered or sent to potential
                                  Placees by Henderson Crosthwaite
                                  in connection with the Placing;

         "Placing Price"          the price of 145p per Placing
                                  Share;

         "Placing Shares"         the 4,963,500 new shares of
                                  Common Stock which are to be
                                  issued by the Company pursuant
                                  to the provisions of this
                                  agreement;

         "POS Regulations"        The Public Offers of Securities
                                  Regulations 1995;

         "Preferred Stock
          Agreement"              the agreements between the
                                  Company (1) and respectively the
                                  holders of the Series A
                                  Preferred Stock (2) dated on or
                                  about the date of this agreement
                                  under which those holders have
                                  agreed to convert such stock
                                  subject to completion of the
                                  Placing;

         "Private Placement"      the private placement, at the
                                  Placing Price, of 911,657 new
                                  shares of Common Stock which is
                                  to be effected in the United
                                  States in accordance with
                                  subscription agreements dated on
                                  or about the date of this
                                  agreement between the Company
                                  and certain subscribers;

         "Private Placement
          Shares" the 911,657 new shares of Common Stock which are to be issued pursuant to the Private
                                  Placement;

         "Press Announcement"     the press announcement in the
                                  Agreed Form containing details
                                  of the Placing;

         "Properties"             the Company's offices at 372
                                  Danbury Road, Wilton,
                                  Connecticut, USA;


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         "Registrars"             the Company's US stock transfer
                                  agent and registrar, being
                                  American Stock Transfer and
                                  Trust Company of 40, Wall
                                  Street, 46th Floor, New York, NY
                                  10005 USA and the Company's UK
                                  Stock transfer agent being
                                  Connaught St Michaels Limited
                                  PO Box 30  Victoria Street
                                  Luton  Bedfordshire LU12 2PZ;

         "Regulation S Agreement" the agreement dated 2 July 1996
                                  between the Company and
                                  Henderson Crosthwaite regarding
                                  compliance with Regulation S;

         "Relevant Person"        Henderson Crosthwaite, and each
                                  of the directors, officers,
                                  employees, agents and advisers
                                  of Henderson Crosthwaite and
                                  each such associated company;

         "Reporting Accountants"  Price Waterhouse LLP of 300
                                  Atlantic Street, Stamford,
                                  CT06901, U.S.A.;

         "Rules of the Exchange"  the Rules of the London Stock
                                  Exchange in force at the date of
                                  this agreement or for the
                                  purposes of Clause 13 only where
                                  the context requires as further
                                  amended or modified after the
                                  date of this agreement;

         "SEC"                    the United States Securities and
                                  Exchange Commission;

         "Securities Act"         the Securities Act of 1933, as
                                  amended, of the United States of
                                  America;

         "Series A Preferred
          Stock"                  the Company's shares of Series A
                                  Cumulative, Convertible
                                  Preferred Stock, par value $1.00
                                  each;

         "SFA"                    The Securities and Futures
                                  Authority Limited;

         "Stock Option Plans"     the Company's 1993 Employee
                                  Stock Option Plan Stock Option
                                  Plan and the Company's 1993
                                  Director Stock Option Plan;



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         "Specified Event"        an event occurring or matter
                                  arising on or after the date
                                  hereof and before Admission
                                  which if it had occurred or
                                  arisen before the date hereof
                                  would have rendered any of the
                                  Warranties untrue or incorrect
                                  in any respect;

         "subsidiary"             in relation to the Company, any
                                  person controlled by the Company
                                  directly, or indirectly through
                                  one or more intermediaries (with
                                  "control" having the meaning set
                                  forth in SEC Rule 405 under the
                                  Securities Act;

         "Supplementary
          Prospectus"             a supplementary prospectus
                                  prepared in relation to the
                                  Company in accordance with
                                  regulation 10 of the POS
                                  Regulations;

         "VAT"                    United Kingdom value added tax;

         "Verification Notes"     the verification notes relating
                                  to the accuracy and completeness
                                  of the information contained in
                                  the Admission Document which are
                                  dated on or about the date of
                                  this agreement;

         "United States"          United States of America;

         "Warranties"             the representations warranties
                                  and undertakings on the part of
                                  the Company and Directors set
                                  out in clause 9 and Schedule 3;

         "Warranty Certificate"   a certificate in the form set
                                  out in Schedule 4;

         "Working Capital Report" the report prepared by the
                                  Reporting Accountants on the
                                  working capital projections of
                                  the Group for the period ending
                                  31 December 1997 (including
                                  those projections).

1.2 Any reference to a document being "in the Agreed Form" means in the form of the draft or proof thereof signed for the purpose of identification by Gouldens (on behalf of Henderson Crosthwaite) and the Company's Solicitors (on behalf of the Company and the Directors) with such alterations (if any) as may subsequently be agreed by or on behalf of the parties.

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1.3      The Interpretation Act 1978 shall apply to this agreement
         in the same way as it applies to an enactment.

1.4 Save where the context otherwise requires and except as expressly provided to the contrary, words and expressions defined in CA 85 in force at the date of this Agreement shall have the same meaning in this agreement.

1.5 References in this agreement to clauses, recitals and Schedules are to clauses of and recitals and Schedules to this agreement.

1.6 Headings are included in this agreement for convenience only and shall be disregarded in its interpretation.

1.7 Any document referred to in this agreement as being certified shall be certified as a true and complete copy by either the Company's Solicitors or the Company's US
         Counsel.

2.       CONDITIONS

2.1 The obligations of Henderson Crosthwaite under this agreement are conditional upon:-

         (A) the Private Placement having become unconditional in all respects (save for any condition relating to Admission or to this agreement) and the Private Placement Shares having been authorised for issue, conditional only upon Admission, against receipt by the Company of the subscription monies payable therefor and for the Placing Shares;

         (B) the delivery of two copies of the Admission Document to the registrar of companies in England and Wales as required by paragraph 4(2) of the POS Regulations and the practice of the registrar of companies before 12.00 midnight (London time) on the date of this agreement;

         (C) the delivery to Henderson Crosthwaite or to Gouldens on its behalf of each of the documents referred to in Schedule 2 by the times and otherwise as referred to therein;

         (D) this agreement not having been terminated in accordance with clause 11;

         (E) the quotation of the Existing Common Stock on the NASDAQ system not having been suspended or cancelled or otherwise terminated;

         (F) the Preferred Stock Agreement not having lapsed or been terminated;



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         (G)  any Supplementary Prospectus which the Company is
              obliged to publish having been published in accordance with the POS Regulations and the Rules of the Exchange prior to Admission;

         (H) the Warranty Certificate having been duly executed and delivered to Henderson Crosthwaite or to Gouldens on its behalf on the date immediately prior to Admission; and

         (I) Admission having become effective at or before 8.30 a.m. (London time) on 11 July 1996;

         or (in the case of any time/date provided above) such later time or date (being not later than 3.00pm on the Long Stop Date) as the Company and Henderson Crosthwaite may agree in writing PROVIDED THAT each of the parties shall perform its obligations hereunder until such time (if any) as any of the Conditions shall have become incapable of being satisfied.

2.2 The Company shall procure due satisfaction of the Conditions set out in sub-clauses 2.1, (B) and (C) and shall use all reasonable endeavours to procure the fulfilment of the other Conditions in each case by the times and dates (if any) stated Clause 2.1 and in particular shall provide such information, supply such documents, pay such fees, and do all such acts and things as may be reasonably required by Henderson Crosthwaite for that purpose.

2.3 If any of the Conditions are not fulfilled (or waived in writing by Henderson Crosthwaite) by 3.00 p.m. on the Long Stop Date, this agreement shall cease and determine and no party will have any claim against any other party for costs, damages, compensation or otherwise except that:-

         (A) such termination shall be without prejudice to any accrued rights or obligations under this agreement except for any claim for breach of Warranty;

         (B) the Company shall pay the fees and expenses specified in clause 8.3; and

         (C) the provisions of clauses 1, 2.3, 2.4, 10, 15 and 16 shall remain in full force and effect.

2.4      Any payment required to be made in accordance with clause
         2.3 shall is subject to due compliance with the relevant provisions of the clauses referred to therein be made within three Business Days after the Long Stop Date.


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3.       APPLICATION FOR ADMISSION

3.1 The Company will with the assistance of Henderson Crosthwaite where appropriate, use all reasonable endeavours to obtain Admission including paying all fees and executing and delivering all such documents as shall be necessary in connection with such application and, insofar as within its power, generally do and procure to be done all such things as may properly be required by the London Stock Exchange for the purposes of or in connection with Admission so as to enable Admission to take place by 8.30am (London time) on 11 July 1996.

3.2 The Company and the Directors shall procure the delivery to Henderson Crosthwaite of the documents listed in
         Schedule 2 in each case in such numbers and such form and by the times set out in Schedule 2.

3.3 Henderson Crosthwaite is hereby given all such authorities and powers by the Company and the Directors as are required for the purposes of obtaining Admission and Henderson Crosthwaite shall take all reasonable steps to assist in the obtaining of Admission including (without limitation) liaising with and dealing with any requirements of the London Stock Exchange in connection with the same and the preparation and (subject, where appropriate, to due compliance by the Company and the Directors with their respective obligations under this agreement) delivery to the London Stock Exchange of the documents necessary for that purpose.

3.4 The Company and the Directors shall procure that copies of the Admission Document are made available free of charge at the two addresses specified in the Admission Document as required by rule 16.13 of the Rules of the Exchange and regulation 4(1) of the POS Regulations.

3.5 The Company undertakes to ensure that the documents stated in the Admission Document as being available for inspection at the offices of the Company's Solicitors are available as stated therein.

3.6 Each of the Directors confirms to Henderson Crosthwaite that he has received advice and guidance from and has had explained to him by the Company's Solicitors, the nature of his responsibilities and obligations to ensure compliance by the Company with Chapter 16 of the Rules of the Exchange.

3.7 The Directors confirm to the Company, for the purposes of rule 16.8 of the Rules of the Exchange, and to Henderson
         Crosthwaite that they accept full responsibility, collectively and individually for the Company's compliance with Chapter 16 of the Rules of the Exchange.



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3.8      The Directors confirm to Henderson Crosthwaite, after
         having made due and careful enquiry, that they have established procedures which provide a reasonable basis for them to make proper judgements as to the financial position and prospects of the Company and the Group such procedures being described in Part 5 of the Long Form Report.

3.9 The Company confirms to Henderson Crosthwaite, after having made due and careful enquiry, that the working capital available to the Group is sufficient for its present requirements.

3.10 Save as disclosed in the Admission Document each Director confirms to the Company and Henderson Crosthwaite that he is free of any conflict between his duties to the Company and the Group and his private interests or other duties other than transactions of an immaterial nature.

4.       AUTHORITIES

4.1      The Company authorises and instructs Henderson
         Crosthwaite to procure subscribers at the Placing Price for the Placing Shares and for such purpose:-

         (A) irrevocably appoints Henderson Crosthwaite as its agent for the purpose of procuring Placees and confirms its authority to Henderson Crosthwaite to seek commitments from Placees by the distribution of Placing Letters and copies or proofs (including placing proofs) of the Admission Document and ratifies the lawful distribution by Henderson Crosthwaite of the approved pathfinder version of the Admission Document;

         (B) confirms that the foregoing appointment confers on Henderson Crosthwaite all powers, authorities and discretions on behalf of the Company which are within its powers and are necessary to implement the Placing; and

         (C) agrees to ratify and approve all documents, acts and things which Henderson Crosthwaite shall lawfully do in the exercise of such appointment, powers, authorities and discretions.

4.2 The Company shall give all such assistance and provide all such information as Henderson Crosthwaite may reasonably require for the making and implementation of the Placing and will do (or procure to be done insofar as it is able) all such things and execute (or procure to be executed insofar as it is able) all such documents as may be necessary to be done or executed by the Company or on its behalf by its officers or employees in connection therewith.


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4.3      The Company confirms that it will provide the Registrars
         with all authorisations and information necessary to enable them to perform their duties as stock transfer agent and registrar in accordance with the terms of the Admission Document and this agreement and has irrevocably authorised and instructed them to act in accordance with all reasonable instructions of Henderson Crosthwaite in connection with the Placing.

5.       PLACING

5.1 Pursuant to but without limiting the authority in clause 4.1, Henderson Crosthwaite agrees, as agent of the Company and in reliance on the Warranties to use reasonable endeavours to procure persons in compliance with the Regulation S Agreement to subscribe for the Placing Shares at the Placing Price and otherwise upon the terms of the Issue Documents.

5.2 Henderson Crosthwaite shall hold all subscription monies received by it from Placees in a separate designated escrow account pending payment of sums due under clauses 7 and 8 or (if this agreement shall cease and determine in accordance with clause 2.3 or shall be terminated pursuant to clause 11) return of the same to the persons entitled thereto.

6.       SALE

         As soon as practicable following this Agreement coming into effect:-

         (A) the Company shall deliver to Gouldens on behalf of Henderson Crosthwaite the Warranty Certificate duly signed;

         (B) Henderson Crosthwaite shall provide the Company and the Registrars with the names and addresses of the Placees who have agreed conditionally to subscribe Placing Shares together with details of the number of Placing Shares to be subscribed by each such Placee; and

         (C) the Company shall authorise for issue Placing Shares to the Placees notified to it by Henderson Crosthwaite under clause 6(B), conditionally only upon Admission and otherwise upon the terms set out in the Issue Documents, and following such authorisation for issue shall deliver to Gouldens or to Henderson Crosthwaite a certified copy of the resolution of the Board duly conditionally authorising for issue selling the Placing Shares as aforesaid.

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7.       PAYMENT AND REGISTRATION

7.1 Upon Admission becoming effective, Henderson Crosthwaite shall give notice to that effect to the Company and (subject thereto and to satisfaction (or waiver as provided in clause 2) of the other Conditions) Henderson Crosthwaite will by no later than 1.00 pm (London time) on the day of Admission (or if later) such date (not being later than the Long Stop Date) as is agreed by the Company and Henderson Crosthwaite, pay or cause to be paid to the Company to the account specified in clause
         7.4 or as the Company may direct a sum equal to the aggregate amount received by Henderson Crosthwaite pursuant to the Placing less the amounts referred to in clause 8.1(A) and 8.1(C).

7.2 As soon as practicable following Admission, the Company shall procure registration (without registration fees) of the Placees (as indicated to it in accordance with clause 6(B)) as the holders of Placing Shares.

7.3 The Company shall procure that definitive share or stock certificates in respect of the Placing Shares will be prepared and delivered or posted to the persons entitled thereto by the date for that purpose provided in the Admission Document.

7.4      The account of the Company referred to in clause 7.1 is:-

         Bank:                    Bank of New York, London

         Swift Code:              IRVT GB 2X

         Sort-code:               70-02-25

         For the Account of:      The Bank of New York, New York
                                  Account No. 4646008260
                                  GLA Number 111363
                                  for further credit to Account:
                                   108583

         Account Name:            Electronic Retailing Systems
                                   International, Inc

         Contact:                 Janet Wolf (203) 359 4059

7.5 The Company irrevocably instructs Henderson Crosthwaite to make payments receivable by the Company pursuant to clause 7.1 by same day international electronic funds transfer and such payments shall be deemed effective forthwith upon irrevocable instructions being issued by Henderson Crosthwaite or any such agent to any bank or person obliged to comply with those instructions to transfer the relevant amounts by electronic funds transfer to the account of which details are set out in clause 7.4.

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8.       FEES, COMMISSIONS AND EXPENSES

8.1      In consideration of this agreement the Company shall pay
         (together with VAT where applicable):-

         (A) to Henderson Crosthwaite a corporate finance fee of Pound 125,000 which shall be satisfied by the issue to Henderson Crosthwaite, credited as fully paid, of 86,207 new shares of Common Stock;

         (B) to Henderson Crosthwaite a commission of 3% of the aggregate value at the Placing Price of the Placing Shares (other than any Placing Shares subscribed for by or on behalf of Mr Richard Northcott or any person connected with him) which shall be satisfied by the issue to Henderson Crosthwaite credited as fully paid of 132,750 new shares of Common Stock; and

         (C)  the expenses to be borne by the Company under clause
              8.3.

8.2 As soon as practicable following this agreement coming into effect, the Company shall authorise for issue the Commission Shares to Henderson Crosthwaite, to be credited as fully paid, conditional only upon Admission and shall deliver to Gouldens or Henderson Crosthwaite a certified copy of the resolution of the Board duly conditionally authorising for issue the Commission Shares as aforesaid and as soon as practicable following Admission the Company shall procure registration(without registration fees) of Henderson Crosthwaite as the holder of such shares and as soon as practicable thereafter shall procure that a definitive certificate in respect of such shares shall be prepared and delivered to Henderson Crosthwaite.

8.3 The Company will bear all expenses of or incidental to the Placing and the issue of the Placing Shares including, without limitation, the reasonable fees of its professional advisers, the Reporting Accountants the fees of Henderson Crosthwaite's professional advisers (including the reasonable fees and out of pocket expenses of Gouldens and Henderson Crosthwaite's U.S. counsel ), the cost of printing and distribution of the Issue Documents and all other documents connected with the Placing, Registrar's fees, the fees payable to the London Stock Exchange, all other reasonable out of pocket expenses and disbursements of Henderson Crosthwaite and, where applicable, against production of a VAT invoice VAT. The Company will forthwith upon demand by Henderson Crosthwaite reimburse to it the amount of any such expenses which it may properly have paid on behalf of the Company.

8.4 Save where this agreement ceases and determines in accordance with clause 2.3 or is terminated pursuant to clause 11, the amounts payable pursuant to clause 8.1 shall become payable immediately following Admission and may be withheld by Henderson Crosthwaite from any payment to be made by it to the Company pursuant to clause 7.

8.5 Where pursuant to this clause 8 or any other provision of this agreement a sum is reimbursed to Henderson Crosthwaite the Company shall, in addition, pay to Henderson Crosthwaite in respect of VAT to the extent that any reimbursement is in respect of any supply of services to the Company, such amount as equals the proportion of any VAT charged to Henderson Crosthwaite in respect of such expenses and which it, acting in good faith, certified as being irrecoverable (whether by way of credit or repayment) input tax in its hand is unable to recover together with an amount representing any VAT properly chargeable on the consideration for the supply

9.       WARRANTIES

9.1 The Company and Mr Bruce Failing severally represent, warrant and undertake subject to matters fairly disclosed in the Admission Document to Henderson Crosthwaite (for itself and as trustee or agent on behalf of and for the benefit of each Placee and each other Relevant Person) in the terms of Part 1 of Schedule 3 and acknowledge that Henderson Crosthwaite is entering into this agreement in reliance on the Warranties and that Placees will agree to subscribe Placing Shares in reliance on the Warranties having been given.

9.2 Each of the Directors other than Mr Bruce Failing severally represents warrants and undertakes to Henderson Crosthwaite (for itself and as trustee or agent on behalf of and for the benefit of each Placee) in the terms of
         Part 2 of Schedule 3 and acknowledges that Henderson Crosthwaite is entering into this agreement in reliance on the Warranties and that Placees will agree to subscribe Placing Shares in reliance on the Warranties having been given.

9.3 Without prejudice to clause 9.1 and 9.2, each of the Directors severally warrants in relation to himself alone, to the Company and Henderson Crosthwaite that all information relating to him of the kind specified in rule 16.11(e) of the Rules of the Exchange has been included in the Admission Document and that such information as disclosed in the Admission Document is true and accurate in all respects and not misleading and there is no information not disclosed in the Admission Document regarding him which would be likely to make any statement in the Admission Document regarding him misleading, untrue or inaccurate and that there is no information of which he is aware concerning his present or past activities which might reasonably be considered material and which has not been disclosed in writing to Henderson Crosthwaite or in the Admission Document.

9.4 Where any of the Warranties is given to the best of the knowledge, information and belief of the Company and/or the Directors (or qualified by any similar expression) the Company and/or the Directors (as the case may be) are deemed also to warrant that such Warranty has been given after it has or (as the case may be) they have made all reasonable careful enquiries.

9.5 Acceptance of the terms of this agreement will constitute an undertaking by the Company and each Director not voluntarily and knowingly, or recklessly or negligently to cause, and to use all reasonable endeavours (not incurring the expenditure of personal financial resources on behalf of, or for the benefit of the Group) not to permit, any Specified Event to occur before Admission.

9.6 If any breach of Warranty or Specified Event shall occur or come to the knowledge of the Company or of any Director prior to Admission it or he shall forthwith give notice of the same to Henderson Crosthwaite and provide it with such information with regard thereto as it shall reasonably require.

9.7 In the event that any claim is made against either of Bruce Failing or Norton Garfinkle for breach of the Warranties neither of them shall pursue any claim or third party action to join in, claim against, seek a contribution from or otherwise claim or seek damages or compensation from the Company or any of its subsidiaries provided that this sub-clause 9.7 shall not in any manner limit or restrict their ability to rely on the Company's insurance coverage for directors and officers in respect of any liability which they may have in relation to such claim.

9.8 Each of the Directors confirms to Henderson Crosthwaite that save for directors and officers insurance coverage and, save as provided in the Company's Certificate of Incorporation, neither the Company nor any of its subsidiaries has entered into any agreement or arrangement concerning his liability for any breach of the Warranties or in relation to any other provision of this agreement which would involve the Company or any subsidiary in making any payment in part or whole satisfaction of his liability.

9.9 The maximum liability of each Director under this clause 9 shall not exceed:-

         (A) in the case of Bruce Failing and Norton Garfinkle, US$250,000 each; and

         (B) in the case of each other Director, Pound 10,000 per Director.

9.10 No claim shall be made against the Company or any Director under this clause 9 unless notice thereof is served on the Company and/or the relevant Director as the case may be on or before the publication of the audited accounts of the Group for the year ending 31 December 1997.

10.      INDEMNITY

10.1 No claim shall be made against any Relevant Person to recover any loss, damage, costs, charges or expenses which the Company or any other member of the Group or any of the Directors or any other person may suffer or incur by reason of or arising out of the performance by Henderson Crosthwaite of its obligations under this agreement or in connection with the Placing or the publication or despatch of any of the Issue Documents save to the extent that such loss, damage, costs, charges or expenses arises as a result of the material breach by Henderson Crosthwaite of its obligations hereunder or under the Regulation S Agreement or the fraud, negligence or wilful default of such Relevant Person or any material contravention by that Relevant Person of the rules of the SFA or the provisions of the FSA.

10.2 The Company undertakes to Henderson Crosthwaite (for itself and on the basis that it shall enjoy absolute discretion as to the enforcement of any claim under this clause, as agent or trustee on behalf of and for the benefit of any Relevant Persons) to indemnify and keep indemnified each Relevant Person against all claims, actions, demands, liabilities or judgments in any jurisdiction which may be made, brought or established against any of such persons and against all loss, damage, costs, charges and expenses in any jurisdiction which any such person may suffer or incur or which may be made against any such Relevant Persons and which in any case directly or indirectly results from or is attributable to the transactions contemplated by this agreement including without limitation:-

         (A)  the approval and/or publication of the Press
              Announcement;

         (B) the approval and/or despatch or publication of the Issue Documents;

         (C)  the sale of the Placing Shares;

         (D) any breach by the Company or Directors of any of the Warranties or any of its or their other obligations hereunder;

         (E) the proper performance by Henderson Crosthwaite of its obligations hereunder and otherwise in connection with the Placing and/or Admission;

         (F) any failure or alleged failure to comply with any legal, statutory or regulatory requirement whether of the United Kingdom, the United States of America or elsewhere in relation to the Placing and/or Admission; and/or

         (G) the Issue Documents or any of them not containing or being alleged not to contain all information required to be stated therein or any statement therein being or being alleged to be defamatory, untrue, inaccurate, incomplete or misleading in any respect or as having been made negligently or otherwise without the required standard of skill and care and which does not arise from the material breach by Henderson Crosthwaite of its obligations hereunder or under the Regulation S Agreement or the fraud, negligence or wilful default of such Relevant Person or a material contravention by such Relevant Person of the rules of the SFA or the provisions of the FSA or any action by the SFA in relation to such Relevant Person.

10.3 All sums payable under the Indemnity shall be paid free and clear of all deductions or withholdings whatsoever save only as may be required by law. If any such deductions are required by law or if the United Kingdom Inland Revenue or any other taxing authority in any jurisdiction brings into any charge to taxation (or into any computation of income, profits or gain for the purpose of any charge to taxation) any sum payable under the Indemnity then the Company shall pay such additional sum or sums as will ensure that after deduction of the taxation so chargeable the Relevant Person concerned shall retain a sum equal to the amount that would otherwise be payable pursuant to the Indemnity.

10.4 The Indemnity shall extend to include all reasonable costs and expenses including legal fees and expenses properly suffered or incurred by any Relevant Person in connection with enforcing its rights under this clause 10 (together with any VAT thereon).

10.5 If Henderson Crosthwaite becomes aware of any claim relevant for the purposes of the Indemnity which may be made against it or any other Relevant Person, it shall notify the same to the Company and shall (if the claim is as a result of or in connection with a claim by or liability to any third party) and subject to it or such other Relevant Person being indemnified and secured to its satisfaction by the Company against all losses, liabilities, claims, costs, charges and expenses suffered or incurred thereby, Henderson Crosthwaite shall take or use all reasonable endeavours to procure to be taken such action as the Company may reasonably request to avoid, dispute, resist, appeal, compromise or defend such claim and shall (insofar as it has the power to do so) provide the Company and its legal advisers with such information and documentation relating to such claim as the Company may reasonably require PROVIDED THAT nothing in this clause shall oblige any Relevant Person to do, procure or omit to do anything which in its reasonable opinion may adversely affect its or his business reputation or goodwill. If the Company fails so to indemnify and secure Henderson Crosthwaite or such other Relevant Persons to its reasonable satisfaction and to request it or them to take action in respect of a claim within twenty one days of the notification of such claim to the Company, it or they may pay or settle or resist or otherwise deal with the claim as it or they in its or their absolute discretion think fit.

10.6 Save as expressly stated in the Verification Notes, no Relevant Person has been responsible for or requested by the Company to undertake any verification relating to the information contained in the Admission Document.

11.      TERMINATION

11.1 If before Admission it shall come to the notice of Henderson Crosthwaite that:-

         (A) any statement contained in the Issue Documents has been discovered to be untrue, incorrect or misleading in a manner which is material in the context of the Placing; or

         (B) there has been a breach of any of the Warranties or of any other obligations on the part of the Company or of the Directors or any of them under any other provision of this agreement in a manner which is material in the context of the Placing; or

         (C) a Specified Event has occurred which is material in the context of the Placing; or

         (D) any of the Conditions shall have become incapable of fulfilment before the latest time provided in clause
              2.3 and has not been waived as provided in clause 2;

         then, upon Henderson Crosthwaite giving notice thereof to the Company, clause 11.3 shall apply.

11.2     If before Admission:-

         (A) there shall have been, occurred, happened or come into effect any event or omission which in the reasonable opinion of Henderson Crosthwaite is, will be or likely to be materially adverse to the Group or which is otherwise material to the acquisition of the Placing Shares under the Placing in accordance with the Issue Documents; or

         (B) there shall have occurred any change in national or international, financial, monetary, economic, political or stock market conditions which in the reasonable opinion of Henderson Crosthwaite is or will or is likely to be materially adverse to the Group or which is otherwise material to the acquisition of the Placing Shares under the Placing in accordance with the Issue Documents; or

         (C) there shall have come to the attention of Henderson Crosthwaite any financial or other information relating to the Group which is material in the context of the Placing and which is not fairly disclosed in the Issue Documents, the Working Capital Report, the Long Form Report or in the answers to the Verification Notes or in any other published information previously made available to Henderson Crosthwaite

         Henderson Crosthwaite will consult in good faith with the Company with a view to resolving the matter satisfactorily but Henderson Crosthwaite shall, at any time before Admission, be entitled to give notice to the Company that clause 11.3 shall apply.

11.3 Where this clause 11.3 applies, Henderson Crosthwaite may in its absolute discretion:-

         (A) allow the issue of Placing Shares to proceed on the basis of the Issue Documents in which case no claim shall be brought under the Warranties in respect of any matter which causes this clause 11.3 to apply; or

         (B) give notice to the Company (at the same time as the notice pursuant to clause 11.1 or, as the case may be, clause 11.2 or at any time thereafter, but before Admission) to the effect that this agreement shall terminate and (subject to clause 11.5) cease to have any effect.

11.4     If any notice is given to the Company pursuant to clause
         11.3(B), Henderson Crosthwaite shall forthwith on behalf of the Company withdraw any application that has been made to the London Stock Exchange for Admission.

11.5 If this agreement is terminated pursuant to the provisions of this clause 11, no party to this agreement will have any claim against any other party for costs, damages, compensation or otherwise except that:-

         (A) such termination shall be without prejudice to any accrued rights or obligations under this agreement except that no claim shall be brought for accrued fees or under the Warranties in respect of any matter which causes this clause 11.3 to apply;

         (B) the Company shall pay the fees and expenses specified in clause 8.3; and

         (C)  the provisions of clauses 1, 10, 11.5, 11.6, 15 and
              16 shall remain in full force and effect.

11.6 Any payments required to be made in accordance with clause 11.5 shall be made within three Business Days after notification by Henderson Crosthwaite in accordance with clause 11.3(B).

12.      ANNOUNCEMENTS

12.1 Save for the issue and publication of the Issue Documents and subject to clause 12.3, no public announcement or communication concerning the Company or any of its subsidiaries which is or might be material in the context of the Placing or which relates to Admission shall be published, made or despatched by or on behalf of the Company or any of its subsidiaries or any of their respective directors between the date of this agreement becomes effective and the date ninety days after Admission without the prior written consent of Henderson Crosthwaite, such consent not to be unreasonably withheld or delayed.

12.2 The Company will not and will procure that none of its subsidiary undertakings will after this agreement becomes effective and prior to Admission enter into any commitment or agreement, and the Company will use all reasonable endeavours to avoid and shall procure that all its subsidiary undertakings use all reasonable endeavours to avoid putting themselves in a position where the Company is obliged to announce that any commitment or agreement may be entered into (which is or might be material in the context of the Placing or Admission or the application therefor) or that any significant new matter has arisen or issue any shares or options over shares or securities convertible or exchangeable into shares or enter into any agreement or undertaking to do the same, without the prior written consent of Henderson Crosthwaite, such consent not to be unreasonably withheld or delayed.

12.3 The Company undertakes to make all such announcements as shall be necessary or appropriate to comply with the POS Regulations and the Rules of the Exchange or the requirements of the SEC and NASDAQ and in determining whether any such announcement is necessary or appropriate and/or the contents thereof the Company shall take into account the representations of Henderson Crosthwaite.

12.4 Without prejudice to the other provisions of this clause 12, if at any time prior to Admission the Company or any of the Directors becomes aware of any fact or circumstance (whether occurring before or after the date of this agreement) which would or might cause any statement made in the Issue Documents to be inaccurate or misleading in any material respect, or if any significant new matter has arisen the inclusion of information in respect of which would have been required in the Admission Document if it had arisen when the Admission Document was prepared or which otherwise gives rise to an obligation to produce a Supplementary Prospectus, the Company or the Director in question will inform Henderson Crosthwaite immediately of such fact, circumstance or matter and will consult with it as to the communication or announcement (if any) to be made to persons to whom the Issue Documents have been sent. The Company will make or cause to be made such announcement and/or despatch such Supplementary Prospectus or other supplement to the Admission Document as is necessary to inform such persons of such fact or circumstance (in each case in such form as Henderson Crosthwaite shall, acting reasonably, approve) and shall otherwise comply with regulation 10 of the POS Regulations and shall cause such Supplementary Prospectus or other supplement to be delivered as necessary to the registrar of companies. Thereafter, references in this agreement to the Issue Documents shall include any such announcements and/or Supplementary Prospectus or other supplement.

13.      CONTINUING OBLIGATIONS

13.1 The Company shall use all reasonable endeavours to comply in all material respects with all statements of intent and undertakings contained in the Issue Documents during the period from Admission and ending on the date of announcement of the results of the Group for the financial year ending 31 December 1996.

13.2 The Company shall whilst Henderson Crosthwaite remains the Company's Nominated Adviser:-

         (A)  give advance notice to and discuss with Henderson
              Crosthwaite any announcement of profits or losses and dividends in respect of any financial period of the Group;

         (B) discuss with Henderson Crosthwaite any other information which is likely to affect the general character or nature of the business of the Company or the Group or may be necessary to be made known to the public in order to enable shareholders and the public to appraise the position of the Company or the Group and in order to avoid the establishment of a false market in the Company's securities;

         (C) forward to Henderson Crosthwaite for its prior perusal and (unless required or appropriate to be made by law or the Rules of the London Stock Exchange or the requirements of the SEC or NASDAQ) written approval (such approval not to be unreasonably withheld or delayed) proofs of all documents to be despatched to holders of the Company's securities and documents relating to takeovers, mergers, reorganisations or other schemes (including without limitation employee profit sharing schemes or share option schemes) and all press announcements (other than routine trade press announcements); and

         (D) provide to Henderson Crosthwaite such financial information (including quarterly management accounts, budgets and other relevant financial data) relating to the Company and the Group as it may reasonably require from time to time.


13.3 The Company undertakes that except with the prior written consent of Henderson Crosthwaite (which consent shall not be unreasonably withheld or delayed) it will not after Admission and the earlier of the date of announcement of the results of the Group for the financial year ending
         31 December 1996 and the expiry of 30 days after Henderson Crosthwaite will cease, for any reason, to the Company's Nominated Adviser enter into or procure or (insofar as reasonably within its power to prevent the same) permit any company in the Group to enter into any material commitment or agreement or arrangement or knowingly do or permit to be done any other act or thing which in any such case constitutes a significant change to the nature of the business of the Group as described in the Issue Documents or a significant new matter affecting the assessment of the Placing.

13.4 The Company undertakes to Henderson Crosthwaite, whilst it remains Nominated Adviser, and to any successor Nominated Adviser if so required by that adviser, to comply with the requirements of Chapter 16 of the Rules of the Exchange and confirms that it has established a proper system and nominated appropriate personnel to monitor such compliance.

13.5     Each of the Directors severally undertakes to Henderson
         Crosthwaite, whilst it remains Nominated Adviser, and to any successor Nominated Adviser if so required by that adviser, and the Company that:-

         (A) he will at all times comply with and act in accordance with the code on dealings required to be adopted by the Company in accordance with rule 16.9(b) of the Rules of the Exchange so far as the same apply or are intended to apply to a person having the relationship to the Company which he for the time being may have;

         (B) he will comply with and, so far as he is able, procure compliance by the Company and the other directors of the Company with all the undertakings and commitments made by the Company and/or those directors or on their behalf in the Admission Document;

         (C) he will, so far as he is able, procure that the Company complies with the continuing obligations for companies whose securities are traded on AIM as from time to time prescribed by the London Stock
              Exchange;

         (D) he will disclose to the Company all information which the Company needs in order to comply with rule
              16.17 of the Rules of the Exchange (so far as that information is known to the Director or could with reasonable diligence be ascertained by the Director) before the expiration of the period specified in rule 16.17;

         (E) he will procure that the Company invites a UK based director, acceptable to Henderson Crosthwaite, to join the Board of the Company as soon as possible following Admission;

         (F) he will procure that without the prior written consent of Henderson Crosthwaite or successor Nominated Adviser (as the case may be) the Company will not sell any of the shares of preferred stock, undesignated, par value $1.00 to any Director or any spouse, child (under 18 years old) or any trust of which the Director is a trustee or under which he is or may be a beneficiary or under which his spouse or children (under 18 years old) are or may be beneficiaries; and

         (G)  he will seek advice and guidance from the Company's
              Nominated Adviser when appropriate and will act appropriately on such advice.

13.6 As soon as practicable following receipt of a request from Henderson Crosthwaite the Company shall deliver to Henderson Crosthwaite a copy of the supporting documents referred to in the Verification Notes.


14.      RESTRICTIONS ON SALES

14.1 Each of the Directors covenants with the Company and Henderson Crosthwaite, in relation to clauses 14.1(A) and
         (B), and with the Company and any successor Nominated Adviser if so required by that adviser in relation to clause 14.1(C), that:-

         (A) save with the prior written consent of Henderson Crosthwaite he will not, during the period beginning on the date hereof and ending on the first anniversary of Admission, dispose of or agree to dispose of any shares of Common Stock or any interest in such shares of the Company other than the exercise of options, warrants or shares convertible into shares of Common Stock; and

         (B) save with the prior consent of Henderson Crosthwaite he will procure that no person with whom at the date of Admission he is connected or associated for the purpose of section 346 CA 85 and holds Common Stock on the date of Admission will dispose or agree to dispose of any shares of the Company or any interest in such shares of the Company other than the exercise of options, warrants or shares convertible into shares of Common Stock during the period beginning on the date hereof and ending on the first anniversary of Admission; and

         (C) at any time after expiry of the periods specified in paragraphs (A) and (B) above whilst he remains a Director he will, and will procure in so far as he is able that any such person as aforesaid will, before disposing of any such shares or interest or rights they will consult with the Nominated Broker for the time being of the Company at least one Business Day before they intend to make any such disposal.

14.2 The restrictions contained in clause 14.1 shall not apply to the disposal of any shares of Common Stock or of any interest therein:-

         (A) pursuant to acceptance of an offer made by any person, including the Company, to holders of the same class of shares as the Common Stock (or to all such shareholders other than the offeror and/or any body corporate controlled by the offeror and/or any persons acting in concert with the offeror) to acquire the whole or any part of the shares of such class which offer has become or been declared unconditional in all respects; or

         (B)  pursuant to a court order; or

         (C)  after the death of the Director.


14.3 The restrictions contained in clause 14.1(B) and 14.1(C) shall not apply to the disposal of any shares of Common Stock or of any interest therein to any relative being the spouse, former spouse, parent or remoter forebear or child or remoter issue or brother or sister of such Director or to trustees for such Director and/or for aforementioned relatives of such Director or any of them or to the trustees of any trust established for any claim of discretionary beneficiary which may include any of the foregoing provided that such transferee, before registration of any transfer of shares in the capital of the Company to such transferee, executes an undertaking in relation to such shares in similar terms to that contained in this clause 14 in a form reasonably satisfactory to the Company and Henderson Crosthwaite;

14.4 Notwithstanding any provision of this clause 14 permitting the disposal of any shares of Common Stock or of any interest therein for such period as the Company's Common Stock shall be admitted to trading on AIM or one year from Admission (whichever is the longer), no disposal by any of the Directors shall be made in breach of the Model Code set out in the Rules of the Exchange or any code adopted by the Company in substitution for the minimum standards imposed by such Model Code.

14.5 The provisions of this clause 14.1(B) and (C) may from time to time be amended in relation to any Director by agreement between the Company, Henderson Crosthwaite (or the successor Nominated Adviser where appropriate) and such Director.

15.      NOTICES

15.1 Any notice or other communication requiring to be given or served under or in connection with this agreement shall be in writing and shall be sufficiently given or served if delivered:-

         (A) In the case of the Company or any of the Directors to:-

              Address:       372 Danbury Road,
                             Wilton, CT 06897-2523, U.S.A.
              Fax:           001 2037618875
              Attention:     The Company Secretary/Director
                              concerned with copy to
                             Krugman, Chapnick & Grimshaw,
                             Park 80 West-Plaza Two,
                             Saddle Brook, New Jersey, USA
              Fax:           001 201 845 9627
              Attention:     Howard Kailes;

         (B)  In the case of Henderson Crosthwaite to:-

              Address:       32 St Mary at Hill, London EC3P 3AJ
              Fax:           0171 7727083
              Attention:     Nigel Tose

15.2 Any notice shall be delivered by hand or sent by legible facsimile transmission or pre-paid first class post (airmail if sent to or from an address outside the United Kingdom) and if delivered by hand or sent by legible facsimile transmission shall conclusively be deemed to have been given or served at the time of despatch and if sent by post aforesaid shall conclusively be deemed to have been received 48 hours from the time of posting (or 72 hours if sent to or from an address outside the United Kingdom).

15.3 Any notice given by Henderson Crosthwaite under clauses 11.1, 11.2 or 11.3 may also be given by any director thereof to any Director either personally or by telephone (to be confirmed immediately in writing) and shall have immediate effect from such personal or telephone notification.


16.      GENERAL

16.1 Any time, date or period referred to in any provision of this agreement may be extended by mutual agreement between the parties hereto but as regards any time, date or period originally fixed or any time, date or period so extended time shall be of the essence.

16.2 The obligations and liabilities of any party hereto shall not be prejudiced released or affected by any time or forbearance or indulgence release or compromise given or granted by any person to whom such obligations and liabilities are owed or by any other person to such party or any other party so obliged or liable, nor by any other matter or circumstance which (but for this provision) would operate to prejudice release or affect any such obligations except an express written release by all the parties to whom the relevant obligations and liabilities are owned or due.

16.3 Subject as provided herein and in particular to clauses 2.3(A), 11.3 and 11.5, Henderson Crosthwaite may take action for any breach or non-fulfilment of any warranties undertakings agreements and representations on behalf of the Company and/or Directors before or after completion hereof notwithstanding that such breach or non-fulfilment was known to or discoverable by it before completion and notwithstanding that it shall delay or otherwise fail to exercise its rights hereunder or generally in such regard.

16.4 The rights and remedies reserved to Henderson Crosthwaite under any provision of this agreement or in any document to be executed pursuant hereto shall be in addition and without prejudice to any other rights or remedies available to it or any of them whether under this agreement or any such document by statute common law or otherwise.

16.5 Where any covenant undertaking agreement representation warranty or indemnity is given herein or stated to be for the benefit of the Placees or any Relevant Person the same shall be directly enforceable by the Placees or such Relevant Person or by Henderson Crosthwaite on their behalf as if they were named as a party hereto and had duly executed this agreement. In exercising any right or power as trustee or agent hereunder, Henderson Crosthwaite shall be entitled to act in such manner as it shall in its absolute discretion consider appropriate and shall not be responsible in any way to any holder of shares in the Company for so acting.

16.6 The provisions of this agreement (including without limitation, the Warranties, the Indemnity and the provisions of clauses 12, 13, 14 and this clause 16) which are capable of having effect following Admission shall remain in full force and effect, save as provided in this Agreement, notwithstanding the completion of all matters, arrangements and transactions referred to in or contemplated by this agreement.

16.7 The obligations of individuals who are party hereto shall be binding on their respective estates and legal representatives. Obligations and liabilities which are undertaken or assumed under this agreement by more than one person shall be joint and several unless otherwise stated.

16.8 This agreement shall be governed by and construed in accordance with English Law and the parties hereby irrevocably submit themselves to the non-exclusive jurisdiction of the English Courts.

16.9 Henderson Crosthwaite acknowledges that all matters relating to the Placing are governed by this Agreement and to the extent that there is a conflict between the terms of this Agreement the terms of the Engagement Letter entered into on 20 June 1996 the terms of this Agreement shall prevail.

IN WITNESS WHEREOF this agreement has been duly executed, as a deed in the case of each of the Directors and under hand by the other parties, and delivered on the day and year first before written.

                                        SCHEDULE 1

                                         Directors

Name                                        Address

Bruce F Failing Jr                          all of 372 Danbury
Road,
Norton Garfinkle                            Wilton, CT 06897-2523
USA
Paul A Biddelman
David Diamond
Jerry E Morton
George B Weathersby
Donald E Zilkha


                                        SCHEDULE 2

                                 Documents to be Delivered


Document                                    No.       Form
        Latest time for

        delivery
Minutes of the Board:-                      1         Certified
Copy       With this

        agreement

- -      approving and authorising
       the execution of, inter
       alia, agreement;
- -      approving the Placing;
- -      approving and authorising
       the application for Admission;
- -      approving and authorising
       the publication of the Issue
       Documents and such other
       documents as may be properly
       required in connection with
       the Placing;

- -      adopting a code on dealings
       in accordance with rule 16.9(b)
       of the Rules of the Exchange;
       and

- -      approving the issue of the
       Placing Shares, the Private
       Placement Shares, the Commission
       Shares and the Conversion Shares

Admission Document                          1         Original
        As soon as

        practicable on

        the date of

        this agreement

Press Announcement                          2         Copy
        With this

        agreement

Long Form Report                            1         Original
agreed      With this
                                                      by Reporting
       agreement
                                                      Accountants

Letter relating to the Accountant's         1         Original
signed      With this
Report contained in the Admission                     by Reporting
       agreement
Document                                              Accountants

Reporting Accountants' written              2         Original
signed      With this
consent and authorisation for the                     by the
Reporting     agreement
purposes of regulation 13(g) of                       Accountants
the POS Regulations

Nominated Adviser and Nominated             1         Original
signed      With this
Broker Letter                                         by the
Company       agreement

Working Capital Report                      1         Original
signed      With this
                                                      by the
Reporting     agreement
                                                      Accountants


/TABLE

Letter from the Reporting Accountants       1         Original
signed      With this
dated with the date of this agreement                 by the
Reporting     agreement
relating to (a) the Proforma Statement                Accountants

of Net Assets set out in Part IV of
the Admission Document, (b) the Interim
Statement, (c) the Accountants' Report
and (d) indebtedness and working capital


Opinion                                     1         Original
signed      With this
                                                      by the
Company's     agreement
                                                      US Counsel

Preferred Stock Agreement                   1         Certified
copy       With this

        agreement

Letters dated with the date of this         1 of      Original
signed
agreement from the Company's Solicitors     each      by each firm
       With this
confirming, inter alia, compliance with
        agreement
the requirements referred to in rule
16.30(a)(i) of the Rules of the Exchange

Letter dated on or before the date          1         Original
signed      With this
of this agreement from the Reporting                  by the
Reporting     agreement
Accountants to Henderson Crosthwaite                  Accountants

giving confirmation that nothing has
come to their attention which ought
to be included in the Admission
Document and which has been omitted

Letter dated on or before the date          1         Original
signed      With this
of this agreement from the Reporting                  by the
Reporting     agreement
Accountants relating to the financial                 Accountants

reporting procedures of the Group

Responsibility letters and powers of        1 of      Original or
        With this
attorney dated on or before the date        each      certified
copy       agreement
of this agreement of each of the
Directors.

Memorandum prepared by the Company's        1         Copy
        With this
Solicitors explaining the nature of
        agreement
responsibilities and obligations of
directors of a public company whose
securities are traded on AIM.

Letters from the Company's insurance        1         Original
        With this
brokers
        agreement

Directors responses to the Directors'       1         Original
signed      With this
questionnaire                                         by each
Director     agreement

The rules of the Stock Option Plans         1 of      Copy
        With this
                                            each
        agreement

Verification Notes                          1         Original
signed      With this
                                                      by each party

      agreement
                                                      responsible
                                                      therefor

Application for Admission in the            1         Original
signed      With this
form prescribed by rule 16.4 of                       by a Director

      agreement
the Rules of the Exchange.


Every other document stated in the          1         Certified
Copy       With this
Admission Document as being available
        agreement
for inspection.

Specimen Definitive Common Stock            1         Copy
        As soon as
Certificate.
        practicable

Such evidence as Henderson Crosthwaite      -         -
        Prior to
shall reasonably request of
        Admission
satisfaction of each of the Conditions.
/TABLE

                                        SCHEDULE 3

                                        Warranties

Part 1 - Warranties given by the Company and Mr Bruce Failing ("Mr
Failing")

1.    Admission Document

      1.1      All statements of fact contained in the Admission
Document
               are true and accurate in all material respects and not
               misleading in any material respect and all expressions of
               opinion, intention or expectation contained therein are made on reasonable grounds, are truly and honestly held and are made after due and careful consideration and enquiry.

      1.2 There are no facts or matters known or which on reasonably enquiry could have been known to the Company or Mr
Failing
               which have not been disclosed in  the Admission
Document,
               the omission of which makes any statement therein misleading in any material respect or which would be material for
               disclosure therein.

      1.3 The Admission Document contains all such information as investors and their professional advisers would reasonably require and reasonably expect to find there, for the purpose of making an informed assessment of the assets, liabilities, financial position, profits and losses and prospects of the
               Company and the rights attaching to the Common
Stock.

      1.4 The Admission Document contains all particulars and information required by and in accordance with the
Rules of
               the Exchange, the POS Regulations, the FSA and all other
               relevant requirements of the London Stock Exchange and any other relevant law or regulation in the United
Kingdom.

      1.5 The working capital statement contained in the Admission
               Document has been made after due and careful consideration and after taking into account all relevant information
               currently available to the Vice President Finance and Mr
               Failing.

      1.6 The statements contained in the Admission Document relating to the Company's and the Group's indebtedness and liabilities are true and accurate in all material respects
               and not misleading in any material respect and there has
               been no change in such indebtedness and liabilities since
               May 1996 which is material in the context of the Placing.

      1.7 All material information requested by the Reporting Accountants from the Company and the Directors for the
               purposes of the preparation by them of the Long Form
Report,
               the Accountants' Report, the Indebtedness Report and the
               Working Capital Report, has been supplied to them and such information was when supplied and is true and accurate in
               all material respects and was given in good faith.

      1.8 To the best of the Company's and Mr Failing's knowledge, information and belief, all statements of fact contained in the Long Form Report, the Accountants' Report, the Indebtedness Report and the Working Capital Report,
are true
               and accurate in all material respects and there is no
               statement either of fact or opinion in any such report or
               review or any omission therefrom which presents a view of
               the Company and the Group or its businesses or circumstances which is inaccurate in any material respect or which is
               misleading in any material respect or with which the Company or Mr Failing disagrees in any material respect and any
               such opinion attributed to the Company or the Directors is truly and honestly held by the Company or, as the case may be, Mr Failing and either fairly based upon facts within the knowledge of the Company or, as the case may be, Mr
Failing,
               (having made all reasonable enquiries) or made on reasonable grounds.

      1.9 The working capital forecast contained in the Working
               Capital Report has been approved by the Board and has been made after due and careful enquiry, all statements of fact therein are true and accurate in all material respects and not misleading in any material respect, all expressions of opinion or intention or expectation contained therein are
               made on reasonable grounds and are truly and honestly held by the Company and Mr Failing, there are no other facts
               known or which could on reasonable enquiry have been known to the Vice-President, Finance the Company or Mr
Failing the
               omission of which would make any such statement or expression misleading in any material respect, all the
               assumptions on which that forecast and report are based are reasonable assumptions and as far as Mr Failing is aware,
               there are no other assumptions on which that forecast or
               Report ought to have been based which have not been made.

      1.10 All reasonable enquiries have been made to ascertain and verify the accuracy of all statements of fact and the
               reasonableness of all other statements contained in the
               Admission Document and in particular the replies to the
               Verification Notes have been prepared or approved by persons having appropriate knowledge and responsibility to enable
               them properly to provide such replies and the replies
               therein for which any officer or employee of the Company or the Group is responsible have been provided with due care
               and attention are true, complete and accurate in all material respects and not misleading in any material respect
               and do not omit any material matter and all statements of
               opinion or intention in, or referred to in, such replies are honestly held and based on reasonable grounds.

      1.11 The Directors' expectations as to the prospects of the
               Company and the Group and as to future dividends as set out in the Admission Document are honestly held beliefs and are based on reasonable grounds.

2.    Share Capital and Authority

      2.1 The authorised and issued share capital of the Company at the date hereof and upon Admission is or will be as stated
               in Part V of the Admission Document and such issued share
               capital is or will upon Admission be fully paid and is not and will not at Admission be subject to any lien, encumbrance, equity, charge or third party right or restriction on transfer either imposed by the
Company or of
               which the Company or Mr Failing is aware and will confer
               upon any acquiror thereof pursuant to the Placing the rights and restrictions set out or referred to in the Admission
               Document. The other facts set out in the recitals to this
               agreement are true.

      2.2 All sums due in respect of the issued share capital of the
               Company and every other member of the Group have been paid to and received by the Company or as the case may be such
               member of the Group and save as referred to in the Admission
               Document there are no allotted but unissued shares or
               outstanding options or other rights to subscribe for or call for the allotment of any shares or securities convertible
               into shares or loan capital of the Company or any other
               member of the Group.

      2.3 The Company has power under its Bylaws and Certificate of
               Incorporation to sell the Placing Shares, the Private
               Placement Shares and the Commission Shares in the manner
               proposed in this agreement and/or the Admission
Document and
               all necessary steps have been, or will prior to Admission be taken (subject only to Admission) to permit and implement
               such sales of shares as are referred to in the Admission
               Document and the issue of the Placing Shares, the Private
               Placement Shares and the Commission Shares so as to enable full effect to be given to the terms of this agreement, the
               Placing and the Private Placement.

      2.4      The sale of the Placing Shares, the Private
Placement Shares
               and the Commission Shares will not infringe any limits,
               powers or restrictions to which the Company is subject or
               the terms of any contract, obligation or commitment whatsoever of the Company nor give rise to any obligation or
               commitment whatsoever of the Company nor give rise to any
               obligation under any such contract, obligation or commitment which is inconsistent with the acquisition by any subscriber of valid unencumbered title to the Placing Shares, the
               Private Placement Shares and the Commission Shares or any of
               them.

      2.5 The entry into this agreement and the performance of the
               Company's obligations hereunder and full implementation of the matters stated as proposed to be undertaken as referred to in the recitals hereto are, or will prior to Admission
               be, within the power of the Company without the need for any further sanction, approval, licence or consent of members of the Company or any class of them or of any other person and will comply with all or, as the case may be will not contravene any relevant requirements of the Rules of the
               Exchange, the FSA, the requirements of the SEC, NASDAQ or
               the Securities Act and all other applicable laws, rules and regulations of any jurisdiction and with all agreements to which the Company or any other member of the Group is a
               party or by which it or its property is bound and will not infringe any limits, restrictions, obligations or commitments of the Company or any other member of the Group
               howsoever arising or result in the imposition on or variation of any rights or obligations of the
Company or any
               other member of the Group, in any such case in a manner
               which is material in the content of the Placing.

3.    Financial Position

      3.1 The audited consolidated financial information of the Group for each of the periods reported on reviewed in the Accountants' Report was prepared in accordance with
United
               States generally accepted accounting principles consistently applied and gives a true and fair view of the state of
               affairs of the Group at December 31 1993, December
31 1994
               and December 31 1995 and of the losses and cash flows of the
               Group for the three years then ended.

      3.2      All statements of fact contained in the Last
Accounts and
               the Interim Statement concerning the financial or trading
               position or prospects of the Group were true and accurate in all material respects and were not misleading when made and all expressions of opinion, intention or expectation therein were truly and honestly held and either fairly based upon
               facts within the knowledge of Mr Failing (having made all
               due enquiries) or made on reasonable grounds and, since the
               Last Accounts Date;

               (A)       the operations of the Group have been
carried on in
                         the ordinary and usual course and there
has been no
                         material adverse change in the financial
or trading
                         position or prospects of the Group;

               (B) no member of the Group has otherwise than in the
                         ordinary course of business of the Group
as a whole
                         entered into or assumed or incurred any
contract,
                         commitment (whether in respect of capital expenditure or otherwise) borrowing, indebtedness in
                         the nature of borrowing, guarantee,
liability
                         (including contingent liability) or other
obligation
                         of a long term, unusual or onerous nature
or which
                         involves or is likely to involve an
obligation of a
                         material nature or magnitude in the
context of the
                         Group as a whole;

               (C) no dividend or other distribution has been declared,
                         paid or made by the Company or any other
member of
                         the Group;

               (D) no debtor has been released by any member of the
                         Group to an extent which is material in
relation to
                         the Group on terms that he pays less than
the book
                         value of his debt and no debt of such
material
                         amount owing to any member of the Group
has been
                         deferred, subordinated or written-off or
is now
                         thought likely to prove to any material
extent
                         irrecoverable;

               (E)       no member of the Group has incurred any
liability
                         for taxation in any jurisdiction or
entered into any
                         transaction which will give rise to any
liability to
                         taxation in any jurisdiction other than in
the
                         ordinary course of business which is
material to the
                         Group as a whole;

               (F) no member of the Group is involved in any claim or
                         dispute with the any taxation or excise
authorities
                         (in the United States or elsewhere) which
could
                         reasonably be considered material to the
Group and
                         to the best of the knowledge information
and belief
                         of the Vice President, Finance and Mr
Failing based
                         on facts know to Mr Failing today there is
no
                         significant risk that such a claim or
dispute will
                         be made or arise following Admission;

      3.3 Since the Last Accounts Date, the business of the Group has not been materially and adversely affected by the loss of
               any important customer or source of supply or any abnormal factor(s) not affecting similar businesses to a similar
               extent and to the best of the knowledge and belief of the
               Company and Mr Failing there are no facts or circumstances now exist which one likely to give rise to any such effect whether before or after Admission.

      3.4 The Interim Statement was prepared in accordance with the
               United States generally accepted accounting principles
               consistently applied as far as Mr Failing is aware having
               consulted the Vice-President, and requires no material
               modifications for it to be in conformity with United
States
               generally accepted accounting principles.

      3.5 Proper provision, reserve or note has been made in the Last
               Accounts for all taxation (including deferred taxation)
               payable as at the Last Accounts Date or which is likely to be assessed on or to become payable by any member of the
               Group or for which the Company any such member is or may be contingently liable.

      3.6 All necessary information, notices, computations and returns which ought to have been made have been properly and duly
               submitted by all relevant members of the Group to the
               Internal Revenue Service of the United States of
America and
               any other relevant taxation or excise authorities, the
               failure to have made which would be materially adverse to
               the Group and such information, notices, computations and
               returns are true and accurate in all material respects and are not the subject of any material dispute with the Internal Revenue Service of the United States of
America or
               other taxation or excise authorities and all taxation of any nature whatsoever for which any member of the Group is
               liable or for which any member of the Group is liable to
               account has been duly paid (insofar as such taxation ought to have been paid) or in so far as the same is not yet
               payable, has been provided for in the Last Accounts, in each event except in so far as not material to the Group.

      3.7 No notice has been received and, to the best of the knowledge, information and belief of the Company and
Mr
               Failing no circumstances have arisen or are about to arise such that any person is, or would with the giving of notice and/or lapse of time, become entitled to require payment of indebtedness in respect of any monies borrowed by the any
               member of the Group before its stated maturity and to the
               best of the knowledge, information and belief of the Company and Mr Failing no person to whom any indebtedness is owed in respect of monies borrowed by any member of the Group which are payable on demand proposes to demand repayment of such indebtedness at present.

      3.8 No event has occurred and is subsisting or to the best of the knowledge, information and belief of the Company and Mr
               Failing is about to occur (including, for the avoidance of doubt, the entry into this agreement and the performance of the Company's obligations thereunder and full implementation of the matters stated as proposed to be undertaken as
               referred to in the Admission Document or the recitals
               hereto) which constitutes or would constitute or would with the giving of notice and/or the lapse of time constitute an infringement or default, of any obligation under any arrangement to which any member of the Group is a party or
               by which it or any of its interests, properties, revenues or assets are bound which would in any such case have a
               material adverse effect on the overall business, assets,
               prospects or condition of the Group.

      3.9 No member of the Group is liable under any guarantee or indemnity or similar obligation in favour of any third party which is material to the Group nor has it agreed to give or enter into any such guarantee or indemnity or similar
               obligation.

      3.10 No member of the Group nor any person for whom such a member is vicariously liable has any claim outstanding against it nor is it engaged in or affected by any legal or arbitration proceedings (or in any proceedings with any governmental or other body or any other governmental, revenue or regulatory investigations or enquiries) material in the context of the
               Placing and no such proceedings, investigations or enquiries are threatened or pending nor, to the best of the knowledge, information and belief of the Company and Mr Failing are
               there any circumstances now in existence which are likely to give rise to any such proceedings, investigations or enquiries.

      3.11 No material member of the Group has taken any action nor have any proceedings been served on or notified to any
               member of the Group, nor to the best of the knowledge,
               information and belief of the Company and Mr Failing have
               any steps been taken or proceedings started or threatened
               against any material member of the Group for its winding up or dissolution or for it to enter into any arrangement or
               composition for the benefit of creditors, or the appointment of a receiver, administrative receiver, trustee or similar officer of any material member of the Group or any of their respective interests, properties, revenues or assets nor has any distress, execution or other similar process been
               commenced or undertaken in respect of any material member of the Group nor is there any unfulfilled or unsatisfied
               judgment or court order outstanding against any material
               member of the Group.

      3.12 To the best of the knowledge, information and belief of the
               Company and Mr Failing there are no pending statutory or
               regulatory requirements or changes to any existing such
               requirements or changes to any codes of practice to which
               any member of the Group currently adheres (by law, contract or as a result of market practice not applicable generally in the industry in which the Group operates) that will or is likely to have a material adverse effect on the business or the financial position of the Group.

4.    Group Operations

      4.1 The Company and each other member of the Group has been duly incorporated and has full corporate power and authority to carry on its business as at the date hereof and has carried on such business in compliance in all material respects with all legal and regulatory requirements applicable to such
               business and the Company and each other member of the Group holds all licences, permissions, authorisations and consents necessary to enable it to carry on the same in all material respects, and all such licences, permissions, authorisations and consents are in full force and effect and, no circumstances currently exist which indicate that any of
               them are likely to be revoked, rescinded, avoided or repudiated or not renewed in whole, or in part, in the
               ordinary course of events.

      4.2      (A)       The Company has not offered the Placing
Shares to
                         any person in the United States, any
identifiable
                         group of US citizens abroad, or to, or for
the
                         account or benefit of, any US Person (as
defined in
                         Regulation S).

               (B) The Company reasonably believes that the sales of
                         Placing Shares have not been pre-arranged
with any
                         buyer in the United States.

               (C)       The Company has not conducted any Directed
Selling
                         Efforts (as defined in Regulation S) with
respect to
                         the Placing Shares nor has the Company
conducted any
                         general solicitation (as that term is used
in
                         Regulation D under the Securities Act)
with respect
                         to any of the Placing Shares.

      4.3 Each member of the Group has at all material times complied in all material respects with all legal and other requirements applicable to its business and activities in
               each event where failure to do so would have a material
               adverse effect on the Group.

      4.4 The Group has all intellectual property rights necessary to enable it to operate its business lawfully and, to the best of the knowledge, information and belief of the Company and
               Mr Failing none of the operations of the businesses of any member of the Group infringes any right of any kind vested in any other party in a manner that would have a material
               adverse effect on the Group.

      4.5 Neither the Company nor any other member of the Group has disclosed or permitted to be disclosed or undertaken or
               arranged to disclose to any person any of its know-how,
               secrets, confidential information or lists of customers or suppliers relating to the businesses of the Group in a
               manner that would have a material adverse effect on the
               Group.

      4.6 The Group has taken all steps reasonably necessary to
               protect all patent rights, know-how, trade-marks, trade
               names, designs, copyrights or other similar rights ("intellectual property") currently in use by any of them or
               which is material to the Group's business which the Company or Mr Failing believes are, or could through registration or the taking of any other steps become, the Group's property and without limitation the Group are, and will following
               Admission continue to be, entitled to supply products under the name "ERS Shelf Net System" and all agreements
(if any)
               whereby any member of the Group is authorised to use any
               such intellectual property are in full force and effect and all fees and royalties due thereunder have been paid and, to the best of the knowledge, information and belief of the
               Company and Mr Failing no event has occurred or is about to occur which would or could entitle any third party to
               terminate any such agreement prematurely nor has any member of the Group received notice of any infringement by any
               member of the Group of intellectual property rights held by third parties which would in either case have a material
               adverse effect on the businesses, assets or prospects of the
               Group.

      4.7      All statements of fact contained in the Admission
Document
               relating to the Property and the other premises currently
               occupied by members of the Group are true and accurate in
               all material respects and not misleading in any material
               respect.

      4.9 No member of the Group is under any obligation to purchase, lease, sub-lease or otherwise occupy or acquire any rights of any nature whatsoever in respect of any land or building which would be material to the Group.

      4.10     No member of the Group has received nor is Mr
Failing aware
               of any claim, demand or other notice in relation to any
               material actual or contingent liability of such member as an original contracting party, or as a guarantor of any party or as covenantor (express or implied) or as being contractually liable in respect of any estate, interest or
               contractual right or obligation in relation to any land,
               building or other real property in a manner that would have a material adverse effect on the Group.

      4.11 The businesses, undertakings and other assets whatsoever of the Group are insured to levels and against risks which the
               Company and the Directors reasonably consider to be prudent having regard to the businesses carried on by the Group and to the best of the knowledge, information and belief of the
               Company and Mr Failing no circumstances currently exist
               which could render any of such insurances void or voidable and there is no material insurance claim made by or against any member of the Group pending, threatened or outstanding.

      4.12 To the best of the knowledge, information and belief of the
               Company and Mr Failing, neither the Company nor any other
               member of the Group has any environmental liabilities which would have a material adverse effects on the Group and no
               facts or circumstances exist which would give rise to such material environmental liabilities.

      4.13     All contracts for the supply by the Group of the ERS
Shelf
               Net System and any supply contracts with manufacturers and any assembly contract with subcontractors which have been
               entered into by members of the Group and disclosed in the
               Admission Document are in full force and effect and no
               member of the Group has received nor to the best of the
               Company's and Mr Failing's knowledge and belief does it
               expect to remove any notice or threat of termination nor to the best of the Company's and Mr Failing's knowledge and
               belief is currently aware any reason why any such contract should be terminated as a result of the Placing .

      4.14 No member of the Group carries on business in any country other those disclosed in the Admission Document which is
               material to the Group.

5.    General

      5.1      There is not outstanding:

               (A)       save for expenses or advances of
immaterial amount,
                         any loan made by any member of the Group
to, or debt
                         owing to any member of the Group by, any
of the
                         Directors or any spouse, child (under 18)
or any
                         trust of which the Director is a trustee,
or under
                         which he is, or may be a beneficiary or
under which
                         his spouse or children under 18 are or
maybe
                         beneficiaries ("Connected Persons"); and

               (B) any agreement or arrangement to which any member of
                         the Group is a party and in which any of
the
                         Directors or any Connected Person is
interested.

      5.2 There are no agreements or understandings (whether legally enforceable or not) between any member of the Group and any
               Director or Connected Person relating to the management of the Group's business or the appointment or removal of any
               director of any member of the Group or the ownership or
               transfer of ownership of any of its assets or which concerns the provision (otherwise than on an arms length (or better for that member) terms) of any finance, goods, services or other facilities to or by any member of the Group or otherwise howsoever relating to any member of the
Group or
               the affairs of any member of the Group.

      5.3 The Company is the beneficial owner free from all liens, charges, equities, encumbrances and other third party rights of all of the issued shares of common stock of the subsidiaries referred to in paragraph 7 of Part V of the
               Admission Document.

6.    Competition

      6.1 There is not in existence in connection with the businesses of any member of the Group any agreement or arrangement
               which infringes, or of which particulars have or should have been delivered to any relevant governmental or other authority in any jurisdiction under any relevant legislation
               in any territory regarding anti-competitive or restrictive trade or business practices incumbrances which are likely to have a material adverse effect on the Group.

      6.2 To the best of the knowledge, information and belief of the
               Company and Mr Failing, no member of the Group is or has in connection with its businesses been engaged in any practice which is or may contravene any such legislation as is
               referred to in the preceding paragraph and which is under
               investigation by any relevant authority or which is the
               subject of undertakings to any such authority and, none of the practices carried on by any member of the Group in
               connection with its businesses contravene any such legislation or are likely to be subject to such investigation which are likely to have a material adverse
               effect on the Group.

      6.3 No member of the Group has received any process, notice or communication, formal or informal, which is outstanding by or on behalf of any authority of any country, or any political or administrative sub-division thereof, having
               jurisdiction in anti-trust matters in relation to any
               material aspect of its businesses or to any material agreement or arrangement to which any member of the
Group
               is, or is alleged to be, a party in connection with its
               businesses which is likely to have a material adverse effect on the Group; and, to the best of the knowledge, information and belief of the Company and Mr Failing, no such process, notice or communication is likely to be received following
               Admission.

                                          Part 2

                     Warranty to be given by the Directors other than
                        Mr Bruce Failing ("the Relevant Directors")

1.    Admission Document

      1.1 Having read the Admission Documents as far as each of the
               Relevant Directors is aware (a) all statements of fact
               contained in the Admission Document are true and accurate in all material respects and not misleading in any material
               respect, (b) all expressions of opinion, intention or
               expectation contained therein are made on reasonable grounds, are truly and honestly held and (c) there are no
               facts or matters known to each Relevant Director which have not been disclosed in the Admission Document, the omission of which makes any statement therein misleading in any
               material respect or which would be material for disclosure therein.

                                        SCHEDULE 4

                                   Warranty Certificate



Henderson Crosthwaite Institutional Brokers Limited ("Henderson
Crosthwaite")
32 St Mary At Hill
London EC3P 3AJ


                   1996


Dear Sirs

We refer to the placing agreement dated        1996 between
Henderson Crosthwaite (1), the Company (2) and its directors (3)
("the Placing Agreement"). Words and expressions defined in the Placing Agreement have the same meaning in this letter.

We hereby confirm to you that:-

(A) each of the Conditions (other than Admission) has been, or will, upon delivery of this letter, have been satisfied or fulfilled in accordance with its terms;

(B) none of the Warranties was breached, or untrue, or inaccurate or misleading at the date of the Placing Agreement and no Specified
      Event has occurred.

This letter, which has been delivered to you prior to the date of Admission, is to be released to you immediately prior to Admission and is to be dated with the date of such release.





 .............................
duly authorised on
behalf of Electronic Retailing Systems International Inc.

SIGNED by                                         )
for and on behalf of HENDERSON                    )           Nigel
Tose
CROSTHWAITE INSTITUTIONAL                         )
BROKERS LIMITED in the presence of:-              )

Stephen Anstee
32 St Mary at Hill
London  EC3P 3AJ

Corporate Finance Manager


SIGNED by                                         )
for and on behalf of ELECTRONIC                   )
RETAILING SYSTEMS                                 )           Bruce
Failing
INTERNATIONAL, INC in the                         )
presence of:-                                     )

Leigh G Failing
237 Round Hill Rd
Greenwich


SIGNED and DELIVERED as a deed                    )
by or for and on behalf of                        )
BRUCE F FAILING JNR in the                        )           Bruce
Failing
presence of:-                                     )


Leigh G Failing


SIGNED and DELIVERED as a deed                    )
by or for and on behalf of                        )           Bruce
Failing
NORTON GARFINKLE in the                           )           as
attorney for
presence of:-                                     )
Norton Garfinkle

Leigh G Failing


SIGNED and DELIVERED as a deed                    )
by or for and on behalf of                        )           Bruce
Failing
PAUL A BIDDELMAN in the                           )           as
attorney for Paul
presence of:-                                     )
Biddelman

Leigh G Failing


SIGNED and DELIVERED as a deed                    )
by or for and on behalf of                        )           Bruce
Failing
DAVID DIAMOND in the                              )           as
attorney for David
presence of:-                                     )
Diamond


Leigh G Failing
237 Round Hill Rd
Greenwich

SIGNED and DELIVERED as a deed                    )
by or for and on behalf of                        )           Bruce
Failing
JERRY E MORTON in the                             )           as
attorney for Jerry
presence of:-                                     )
Morton


Leigh G Failing



SIGNED and DELIVERED as a deed                    )
by or for and on behalf of                        )           Bruce
Failing
GEORGE B WEATHERSBY in the                        )           as
attorney for George
presence of:-                                     )
Weathersby

Leigh G Failing




SIGNED and DELIVERED as a deed                    )
by or for and on behalf of                        )           Bruce
Failing
DONALD E ZILKHA in the                            )           as
attorney for Donald
presence of:-                                     )
Zilkha

Leigh G Failing